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Exhibit 99.1

Unaudited Attributed Financial Information for Tracking Stock Groups

        On May 9, 2006, we completed a restructuring and recapitalization pursuant to which we issued two new tracking stocks, one ("Liberty Interactive Stock") intended to reflect the separate performance of our businesses engaged in video and on-line commerce, including our subsidiaries, QVC, Inc., Provide Commerce, Inc., BuySeasons, Inc., Backcountry.com, Inc. and Bodybuilding.com. LLC and our interests in IAC/InterActiveCorp and Expedia, Inc., the second ("Liberty Capital Stock") intended to reflect the separate performance of all of our assets and businesses not attributed to the Interactive Group. Each share of our existing Series A and Series B common stock was exchanged for .25 of a share of the same series of Liberty Interactive Stock and .05 of a share of the same series of Liberty Capital Stock.

        The following tables present our assets, liabilities, revenue, expenses and cash flows as of and for the years ended December 31, 2007, 2006 and 2005. The tables further present our assets, liabilities, revenue, expenses and cash flows that are attributed to the Interactive Group and the Capital Group, respectively. The financial information should be read in conjunction with our audited financial statements for the years ended December 31, 2007, 2006 and 2005 included in this Annual Report on Form 10-K. The attributed financial information presented in the tables has been prepared assuming the restructuring had been completed as of January 1, 2005.

        Notwithstanding the following attribution of assets, liabilities, revenue, expenses and cash flows to the Interactive Group and the Capital Group, the restructuring does not affect the ownership or the respective legal title to our assets or responsibility for our liabilities. We and our subsidiaries each continue to be responsible for our respective liabilities. Holders of Liberty Interactive Stock and Liberty Capital Stock are holders of our common stock and continue to be subject to risks associated with an investment in our company and all of our businesses, assets and liabilities. The issuance of Liberty Interactive Stock and Liberty Capital Stock does not affect the rights of our creditors.

SUMMARY ATTRIBUTED FINANCIAL DATA

Interactive Group

	December 31,
	2007	2006	2005
	amounts in millions
Summary Balance Sheet Data:
Current assets	$2,921	2,984	2,729
Cost investments	$2,044	2,572	2,084
Equity investments	$1,311	1,358	1,229
Total assets	$19,326	19,820	18,351
Long-term debt, including current portion	$7,177	6,383	5,327
Deferred income tax liabilities, noncurrent	$2,670	3,115	3,104
Attributed net assts	$7,530	8,561	8,231

	Years ended December 31,
	2007	2006	2005
	amounts in millions
Summary Operations Data:
Revenue	$7,802	7,326	6,501
Cost of goods sold	(4,921)	(4,565)	(4,112)
Operating expenses	(638)	(596)	(570)
Selling, general and administrative expenses(1)	(594)	(544)	(454)
Depreciation and amortization	(536)	(491)	(449)

Operating income	1,113	1,130	916
Interest expense	(465)	(417)	(374)
Other income, net	128	130	29
Income tax expense	(306)	(210)	(225)
Minority interests in earnings of subsidiaries	(29)	(35)	(48)

Earnings before cumulative effect of accounting change	441	598	298
Cumulative effect of accounting change, net of taxes	—	(87)	—

Net earnings	$441	511	298

(1)
Includes stock-based compensation of $35 million, $59 million and $52 million for the years ended December 31, 2007, 2006 and 2005, respectively.

SUMMARY ATTRIBUTED FINANCIAL DATA

Capital Group

	December 31,
	2007	2006	2005
	amounts in millions
Summary Balance Sheet Data:
Current assets	$3,552	3,776	2,984
Cost investments	$15,525	19,050	16,405
Equity investments	$506	484	679
Total assets	$26,487	27,849	23,750
Long-term debt, including current portion	$4,538	2,640	2,422
Deferred income tax liabilities, noncurrent	$5,788	6,669	5,592
Attributed net assets	$12,056	13,072	10,889

	Years ended December 31,
	2007	2006	2005
	amounts in millions
Summary Operations Data:
Revenue	$1,621	1,287	1,145
Operating expenses	(1,205)	(930)	(827)
Selling, general and administrative expenses(1)	(429)	(262)	(194)
Depreciation and amortization	(139)	(91)	(96)
Impairment of long-lived assets	(223)	(113)	—

Operating income (loss)	(375)	(109)	28
Interest expense	(176)	(263)	(252)
Realized and unrealized gains (losses) on derivative instruments, net	1,275	(299)	274
Gain (losses) on dispositions, net	634	607	(401)
Other than temporary declines in fair value of investments	(33)	(4)	(449)
Other income, net	220	213	111
Income tax benefit (expense)	(15)	(42)	351
Minority interests in losses (earnings) of subsidiaries	(6)	8	(3)

Earnings (loss) from continuing operations	1,524	111	(341)
Earnings (loss) from discontinued operations, net of taxes	149	220	10
Cumulative effect of accounting change, net of taxes	—	(2)	—

Net earnings (loss)	$1,673	329	(331)

(1)
Includes stock-based compensation of $58 million, $8 million and zero for the years ended December 31, 2007, 2006 and 2005, respectively.

BALANCE SHEET INFORMATION
December 31, 2007
(unaudited)

	Attributed (note 1)
	Interactive Group	Capital Group	Eliminations	Consolidated Liberty
	amounts in millions
Assets
Current assets:
Cash and cash equivalents	$557	2,578	—	3,135
Trade and other receivables, net	1,179	338	—	1,517
Inventory, net	975	—	—	975
Program rights	—	515	—	515
Current deferred tax assets	149	—	(149)	—
Other current assets	61	121	(15)	167

Total current assets	2,921	3,552	(164)	6,309

Investments in available-for-sale securities and other cost investments	2,044	15,525	—	17,569
Investments in affiliates, accounted for using the equity method	1,311	506	—	1,817
Investment in special purpose entity	—	750	—	750
Property and equipment, net	1,074	277	—	1,351
Goodwill	5,928	1,927	—	7,855
Trademarks	2,489	26	—	2,515
Other non-amortizable intangibles	—	173	—	173
Intangible assets subject to amortization, net	3,502	361	—	3,863
Other assets, at cost, net of accumulated amortization	57	3,390	—	3,447

Total assets	$19,326	26,487	(164)	45,649

Liabilities and Equity
Current liabilities:
Accounts payable	$571	34	—	605
Accrued interest	100	48	—	148
Other accrued liabilities	644	292	—	936
Intergroup payable/receivable	95	(95)	—	—
Current portion of debt (note 2)	13	178	—	191
Accrued stock compensation	20	187	—	207
Current deferred tax liabilities	—	242	(149)	93
Other current liabilities	62	1,247	(15)	1,294

Total current liabilities	1,505	2,133	(164)	3,474

Long-term debt (note 2)	7,164	4,360	—	11,524
Deferred income tax liabilities (note 5)	2,670	5,788	—	8,458
Other liabilities	350	1,391	—	1,741

Total liabilities	11,689	13,672	(164)	25,197
Minority interests in equity of subsidiaries	107	759	—	866
Equity/Attributed net assets	7,530	12,056	—	19,586

Total liabilities and equity	$19,326	26,487	(164)	45,649

BALANCE SHEET INFORMATION
December 31, 2006
(unaudited)

	Attributed (note 1)
	Interactive Group	Capital Group	Eliminations	Consolidated Liberty
	amounts in millions
Assets
Current assets:
Cash and cash equivalents	$946	2,161	—	3,107
Trade and other receivables, net	977	299	—	1,276
Inventory, net	831	—	—	831
Program rights	—	531	—	531
Current deferred tax assets	159	—	(31)	128
Other current assets	71	273	—	344
Assets of discontinued operations	—	512	—	512

Total current assets	2,984	3,776	(31)	6,729

Investments in available-for-sale securities and other cost investments	2,572	19,050	—	21,622
Investments in affiliates, accounted for using the equity method	1,358	484	—	1,842
Property and equipment, net	912	234	—	1,146
Goodwill	5,755	1,833	—	7,588
Trademarks	2,450	21	—	2,471
Intangible assets subject to amortization, net	3,756	154	—	3,910
Other assets, at cost, net of accumulated amortization	33	2,297	—	2,330

Total assets	$19,820	27,849	(31)	47,638

Liabilities and Equity
Current liabilities:
Accounts payable	$475	33	—	508
Accrued interest	136	78	—	214
Other accrued liabilities	637	238	—	875
Intergroup payable/receivable	81	(81)	—	—
Current portion of debt (note 2)	11	103	—	114
Accrued stock compensation	26	134	—	160
Current deferred tax liabilities	—	31	(31)	—
Other current liabilities	91	1,506	—	1,597
Liabilities of discontinued operations	—	101	—	101

Total current liabilities	1,457	2,143	(31)	3,569

Long-term debt (note 2)	6,372	2,537	—	8,909
Deferred income tax liabilities (note 5)	3,057	6,604	—	9,661
Other liabilities	277	3,299	—	3,576

Total liabilities	11,163	14,583	(31)	25,715
Minority interests in equity of subsidiaries	96	194	—	290
Equity/Attributed net assets	8,561	13,072	—	21,633

Total liabilities and equity	$19,820	27,849	(31)	47,638

STATEMENT OF OPERATIONS AND COMPREHENSIVE EARNINGS INFORMATION
Year ended December 31, 2007
(unaudited)

	Attributed (note 1)
	Interactive Group	Capital Group	Consolidated Liberty
	amounts in millions
Revenue:
Net retail sales	$7,802	—	7,802
Communications and programming services	—	1,621	1,621

	7,802	1,621	9,423

Operating costs and expenses:
Cost of sales	4,921	—	4,921
Operating	638	1,205	1,843
Selling, general and administrative (including stock-based compensation of $35 million and $58 million for Interactive Group and Capital Group, respectively) (notes 3 and 4)	594	429	1,023
Depreciation and amortization	536	139	675
Impairment of long-lived assets	—	223	223

	6,689	1,996	8,685

Operating income (loss)	1,113	(375)	738
Other income (expense):
Interest expense	(465)	(176)	(641)
Dividend and interest income	44	277	321
Share of earnings (losses) of affiliates, net	77	(55)	22
Realized and unrealized gains (losses) on financial instruments, net	(6)	1,275	1,269
Gains on dispositions of assets, net	12	634	646
Other than temporary declines in fair value of investments	—	(33)	(33)
Other, net	1	(2)	(1)

	(337)	1,920	1,583

Earnings from continuing operations before income taxes and minority interests	776	1,545	2,321
Income tax expense (note 5)	(306)	(15)	(321)
Minority interests in earnings of subsidiaries	(29)	(6)	(35)

Earnings from continuing operations	441	1,524	1,965
Earnings from discontinued operations, net of taxes	—	149	149

Net earnings	$441	1,673	2,114

Other comprehensive earnings (loss), net of taxes:
Foreign currency translation adjustments	99	8	107
Unrealized holding losses arising during the period	(440)	(1,171)	(1,611)
Recognition of previously unrealized gains on available-for-sale securities, net	—	(375)	(375)

Other comprehensive loss	(341)	(1,538)	(1,879)

Comprehensive earnings	$100	135	235

STATEMENT OF OPERATIONS AND COMPREHENSIVE EARNINGS INFORMATION
Year ended December 31, 2006
(unaudited)

	Attributed (note 1)
	Interactive Group	Capital Group	Consolidated Liberty
	amounts in millions
Revenue:
Net retail sales	$7,326	—	7,326
Communications and programming services	—	1,287	1,287

	7,326	1,287	8,613

Operating costs and expenses:
Cost of sales	4,565	—	4,565
Operating	596	930	1,526
Selling, general and administrative (including stock-based compensation of $59 million and $8 million for Interactive Group and Capital Group, respectively) (notes 3 and 4)	544	262	806
Depreciation and amortization	491	91	582
Impairment of long-lived assets	—	113	113

	6,196	1,396	7,592

Operating income (loss)	1,130	(109)	1,021
Other income (expense):
Interest expense	(417)	(263)	(680)
Dividend and interest income	40	174	214
Share of earnings of affiliates, net	47	44	91
Realized and unrealized gains (losses) on financial instruments, net	20	(299)	(279)
Gains on dispositions of assets, net	—	607	607
Other than temporary declines in fair value of investments	—	(4)	(4)
Other, net	23	(5)	18

	(287)	254	(33)

Earnings from continuing operations before income taxes and minority interests	843	145	988
Income tax expense (note 5)	(210)	(42)	(252)
Minority interests in losses (earnings) of subsidiaries	(35)	8	(27)

Earnings from continuing operations	598	111	709
Earnings from discontinued operations, net of taxes	—	220	220
Cumulative effect of accounting change, net of taxes	(87)	(2)	(89)

Net earnings	$511	329	840

Other comprehensive earnings (loss), net of taxes:
Foreign currency translation adjustments	109	2	111
Unrealized holding gains arising during the period	351	2,254	2,605
Recognition of previously unrealized gains on available-for-sale securities, net	—	(185)	(185)

Other comprehensive earnings	460	2,071	2,531

Comprehensive earnings	$971	2,400	3,371

STATEMENT OF OPERATIONS AND COMPREHENSIVE EARNINGS INFORMATION
Year ended December 31, 2005
(unaudited)

	Attributed (note 1)
	Interactive Group	Capital Group	Consolidated Liberty
	amounts in millions
Revenue:
Net retail sales	$6,501	—	6,501
Communications and programming services	—	1,145	1,145

	6,501	1,145	7,646

Operating costs and expenses:
Cost of sales	4,112	—	4,112
Operating	570	827	1,397
Selling, general and administrative (including stock-based compensation of $52 million and $0 for Interactive Group and Capital Group, respectively) (notes 3 and 4)	454	194	648
Depreciation and amortization	449	96	545

	5,585	1,117	6,702

Operating income	916	28	944
Other income (expense):
Interest expense	(374)	(252)	(626)
Dividend and interest income	35	108	143
Share of earnings of affiliates, net	9	4	13
Realized and unrealized gains (losses) on financial instruments, net	(17)	274	257
Gains (losses) on dispositions of assets, net	40	(401)	(361)
Other than temporary declines in fair value of investments	—	(449)	(449)
Other, net	(38)	(1)	(39)

	(345)	(717)	(1,062)

Earnings (loss) from continuing operations before income taxes and minority interests	571	(689)	(118)
Income tax benefit (expense) (note 5)	(225)	351	126
Minority interests in earnings of subsidiaries	(48)	(3)	(51)

Earnings (loss) from continuing operations	298	(341)	(43)
Earnings from discontinued operations, net of taxes	—	10	10

Net earnings (loss)	$298	(331)	(33)

Other comprehensive earnings (loss), net of taxes:
Foreign currency translation adjustments	(5)	—	(5)
Recognition of previously unrealized foreign currency translation losses	—	312	312
Unrealized holding losses arising during the period	(160)	(961)	(1,121)
Recognition of previously unrealized losses (gains) on available-for-sale securities, net	(13)	230	217
Reclass unrealized gain on available-for-sale security to equity method investment	(197)	—	(197)
Other comprehensive loss from discontinued operations	—	(7)	(7)

Other comprehensive loss	(375)	(426)	(801)

Comprehensive loss	$(77)	(757)	(834)

STATEMENT OF CASH FLOWS INFORMATION
Year ended December 31, 2007
(unaudited)

	Attributed (note 1)
	Interactive Group	Capital Group	Consolidated Liberty
	amounts in millions
Cash flows from operating activities:
Net earnings	$441	1,673	2,114
Adjustments to reconcile net earnings to net cash provided by operating activities:
Earnings from discontinued operations	—	(149)	(149)
Depreciation and amortization	536	139	675
Impairment of long-lived assets	—	223	223
Stock-based compensation	35	58	93
Cash payments for stock-based compensation	(37)	(3)	(40)
Noncash interest expense	4	5	9
Share of earnings of affiliates, net	(77)	55	(22)
Realized and unrealized losses (gains) on financial instruments, net	6	(1,275)	(1,269)
Gains on disposition of assets, net	(12)	(634)	(646)
Other than temporary declines in fair value of investments	—	33	33
Minority interests in earnings (losses) of subsidiaries	29	6	35
Deferred income tax benefit	(128)	248	120
Other noncash charges (credits), net	(1)	142	141
Intergroup tax allocation	278	(278)	—
Intergroup tax payments	(321)	321	—
Other intergroup cash transfers, net	54	(54)	—
Changes in operating assets and liabilities, net of the effects of acquisitions:
Current assets	(290)	(146)	(436)
Payables and other current liabilities	87	190	277

Net cash provided by operating activities	604	554	1,158

Cash flows from investing activities:
Cash proceeds from dispositions	12	483	495
Net proceeds from settlement of derivatives	—	75	75
Cash received in exchange transactions	—	1,154	1,154
Cash paid for acquisitions, net of cash acquired	(236)	(112)	(348)
Investment in special purpose entity	—	(750)	(750)
Capital expenditures	(289)	(27)	(316)
Net sales of short term investments	—	34	34
Net increase in restricted stock	—	(882)	(882)
Other investing activities, net	(74)	(121)	(195)

Net cash used by investing activities	(587)	(146)	(733)

Cash flows from financing activities:
Borrowings of debt	1,112	757	1,869
Repayments of debt	(332)	(166)	(498)
Repurchases of Liberty common stock	(1,224)	(1,305)	(2,529)
Contribution from minority owner	—	751	751
Other financing activities, net	28	(27)	1

Net cash provided (used) by financing activities	(416)	10	(406)

Effect of foreign currency rates on cash	10	(2)	8

Net cash provided by discontinued operations:
Cash provided by operating activities	—	8	8
Cash used by investing activities	—	(9)	(9)
Cash provided by financing activities	—	—	—
Change in available cash held by discontinued operations	—	2	2

Net cash provided by discontinued operations	—	1	1

Net increase (decrease) in cash and cash equivalents	(389)	417	28
Cash and cash equivalents at beginning of year	946	2,161	3,107

Cash and cash equivalents at end of year	$557	2,578	3,135

STATEMENT OF CASH FLOWS INFORMATION
Year ended December 31, 2006
(unaudited)

	Attributed (note 1)
	Interactive Group	Capital Group	Consolidated Liberty
	amounts in millions
Cash flows from operating activities:
Net earnings	$511	329	840
Adjustments to reconcile net earnings to net cash provided by operating activities:
Earnings from discontinued operations	—	(220)	(220)
Cumulative effect of accounting change	87	2	89
Depreciation and amortization	491	91	582
Impairment of long-lived assets	—	113	113
Stock-based compensation	59	8	67
Cash payments for stock-based compensation	(111)	(4)	(115)
Noncash interest expense	4	104	108
Share of earnings of affiliates, net	(47)	(44)	(91)
Realized and unrealized losses (gains) on financial instruments, net	(20)	299	279
Gains on disposition of assets, net	—	(607)	(607)
Other than temporary declines in fair value of investments	—	4	4
Minority interests in earnings (losses) of subsidiaries	35	(8)	27
Deferred income tax benefit	(262)	(203)	(465)
Other noncash charges (credits), net	(13)	57	44
Changes in operating assets and liabilities, net of the effects of acquisitions:
Current assets	(219)	(83)	(302)
Payables and other current liabilities	38	622	660

Net cash provided by operating activities	553	460	1,013

Cash flows from investing activities:
Cash proceeds from dispositions	—	1,322	1,322
Premium proceeds (payments) from origination of derivatives	(5)	64	59
Net proceeds from settlement of derivatives	—	101	101
Cash paid for acquisitions, net of cash acquired	(767)	(440)	(1,207)
Capital expenditures	(259)	(19)	(278)
Net sales of short term investments	23	264	287
Other investing activities, net	(8)	(161)	(169)

Net cash provided (used) by investing activities	(1,016)	1,131	115

Cash flows from financing activities:
Borrowings of debt	3,227	2	3,229
Repayments of debt	(2,188)	(3)	(2,191)
Intergroup cash transfers, net	293	(293)	—
Repurchases of Liberty common stock	(954)	—	(954)
Other financing activities, net	68	(88)	(20)

Net cash provided (used) by financing activities	446	(382)	64

Effect of foreign currency rates on cash	18	—	18

Net cash provided by discontinued operations:
Cash provided by operating activities	—	62	62
Cash used by investing activities	—	(67)	(67)
Cash provided by financing activities	—	6	6
Change in available cash held by discontinued operations	—	—	—

Net cash provided by discontinued operations	—	1	1

Net increase in cash and cash equivalents	1	1,210	1,211
Cash and cash equivalents at beginning of year	945	951	1,896

Cash and cash equivalents at end of year	$946	2,161	3,107

STATEMENT OF CASH FLOWS INFORMATION
Year ended December 31, 2005
(unaudited)

	Attributed (note 1)
	Interactive Group	Capital Group	Consolidated Liberty
	amounts in millions
Cash flows from operating activities:
Net earnings (loss)	$298	(331)	(33)
Adjustments to reconcile net earnings (loss) to net cash provided by operating activities:
Earnings from discontinued operations	—	(10)	(10)
Depreciation and amortization	449	96	545
Stock-based compensation	52	—	52
Cash payments for stock-based compensation	—	(103)	(103)
Noncash interest expense	3	98	101
Share of earnings of affiliates, net	(9)	(4)	(13)
Realized and unrealized losses (gains) on financial instruments, net	17	(274)	(257)
Losses (gains) on disposition of assets, net	(40)	401	361
Other than temporary declines in fair value of investments	—	449	449
Minority interests in earnings of subsidiaries	48	3	51
Deferred income tax benefit	(188)	(201)	(389)
Other noncash charges, net	38	3	41
Changes in operating assets and liabilities, net of the effects of acquisitions:
Current assets	(162)	(13)	(175)
Payables and other current liabilities	248	198	446

Net cash provided by operating activities	754	312	1,066

Cash flows from investing activities:
Cash proceeds from dispositions	1	48	49
Premium proceeds from origination of derivatives	—	473	473
Net proceeds from settlement of derivatives	—	461	461
Capital expenditures	(153)	(15)	(168)
Net purchases of short term investments	—	(85)	(85)
Cash paid for acquisitions, net of cash acquired	(85)	(11)	(96)
Other investing activities, net	(19)	(12)	(31)

Net cash provided (used) by investing activities	(256)	859	603

Cash flows from financing activities:
Borrowings of debt	800	61	861
Repayments of debt	(1,734)	(67)	(1,801)
Intergroup cash transfers, net	548	(548)	—
Other financing activities, net	23	66	89

Net cash used by financing activities	(363)	(488)	(851)

Effect of foreign currency rates on cash	(45)	—	(45)

Net cash provided to discontinued operations:
Cash provided by operating activities	—	75	75
Cash used by investing activities	—	(110)	(110)
Cash provided by financing activities	—	11	11
Change in available cash held by discontinued operations	—	(177)	(177)

Net cash provided to discontinued operations	—	(201)	(201)

Net increase in cash and cash equivalents	90	482	572
Cash and cash equivalents at beginning of year	855	469	1,324

Cash and cash equivalents at end of year	$945	951	1,896

Notes to Attributed Financial Information

(unaudited)

(1)
The assets attributed to our Interactive Group as of December 31, 2007 include our 100% interests in QVC, Inc., Provide Commerce, Inc., BuySeasons, Inc., Backcountry.com, Inc. and Bodybuilding.com, LLC, and our ownership interests in IAC/InterActiveCorp, Expedia and GSI Commerce, Inc. Accordingly, the accompanying attributed financial information for the Interactive Group includes our investments in IAC/InterActiveCorp, Expedia and GSI, as well as the assets, liabilities, revenue, expenses and cash flows of QVC, Provide, BuySeasons, Backcountry and Bodybuilding. We have also attributed certain of our debt obligations (and related interest expense) to the Interactive Group based upon a number of factors, including the cash flow available to the Interactive Group and its ability to pay debt service and our assessment of the optimal capitalization for the Interactive Group. The specific debt obligations attributed to each of the Interactive Group and the Capital Group are described in note 2 below. In addition, we have allocated certain corporate general and administrative expenses between the Interactive Group and the Capital Group as described in note 3 below.

The Interactive Group focuses on video and on-line commerce businesses. Accordingly, we expect that businesses that we may acquire in the future that we believe are complementary to this strategy will also be attributed to the Interactive Group.

The Capital Group consists of all of our businesses not included in the Interactive Group, including our consolidated subsidiaries Starz Entertainment, LLC, Starz Media, LLC, Atlanta National League Baseball Club, Inc., FUN Technologies, Inc., TruePosition, Inc., Leisure Arts, Inc., and Liberty TS, Inc., and our cost and equity investments in GSN, LLC, WildBlue Communications, Inc. and others. Accordingly, the accompanying attributed financial information for the Capital Group includes these investments and the assets, liabilities, revenue, expenses and cash flows of these consolidated subsidiaries. In addition, we have attributed to the Capital Group all of our notes and debentures (and related interest expense) that have not been attributed to the Interactive Group. See note 2 below for the debt obligations attributed to the Capital Group.

While we believe the allocation methodology described above is reasonable and fair to each group, we may elect to change the allocation methodology in the future. In the event we elect to transfer assets or businesses from one group to the other, such transfer would be made on a fair value basis and would be accounted for as a short-term loan unless our board of directors determines to account for it as a long-term loan or through an inter-group interest.

Notes to Attributed Financial Information

(unaudited)

(2)
Debt attributed to the Interactive Group and the Capital Group is comprised of the following:

	December 31, 2007
	Outstanding principal	Carrying value
	amounts in millions
Interactive Group
7.875% Senior Notes due 2009	$670	668
7.75% Senior Notes due 2009	233	234
5.7% Senior Notes due 2013	803	801
8.5% Senior Debentures due 2029	500	495
8.25% Senior Debentures due 2030	902	895
QVC bank credit facilities	4,023	4,023
Other subsidiary debt	61	61

Total Interactive Group debt	7,192	7,177

Capital Group
0.75% Senior Exchangeable Debentures due 2023	1,750	1,820
4% Senior Exchangeable Debentures due 2029	869	556
3.75% Senior Exchangeable Debentures due 2030	810	463
3.5% Senior Exchangeable Debentures due 2031	501	432
3.25% Senior Exchangeable Debentures due 2031	551	419
Liberty bank facility	750	750
Subsidiary debt	98	98

Total Capital Group debt	5,329	4,538

Total debt	$12,521	11,715

(3)
Cash compensation expense for our corporate employees has been allocated between the Interactive Group and the Capital Group based on the estimated percentage of time spent providing services for each group. Stock-based compensation expense for our corporate employees has been allocated between the Interactive Group and the Capital Group based on the compensation derived from the equity awards for the respective tracking stock. Other general and administrative expenses are charged directly to the groups whenever possible and are otherwise allocated based on estimated usage or some other reasonably determined methodology. Amounts allocated from the Capital Group to the Interactive Group for the years ended December 31, 2007, 2006 and 2005 were $17 million, $13 million and $5 million, respectively. While we believe that this allocation method is reasonable and fair to each group, we may elect to change the allocation methodology or percentages used to allocate general and administrative expenses in the future.

(4)
Prior to January 1, 2006, we accounted for compensation expense related to stock options and stock appreciation rights pursuant to the recognition and measurement provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB Opinion No. 25"). Compensation was recognized based upon the percentage of the options that were vested and the difference between the market price of the underlying common stock and the exercise price of the options at the balance sheet date. The following tables illustrate the effect on earnings (loss) from continuing operations for the year ended December 31, 2005 if we had applied the fair value recognition provisions of Statement of Financial Accounting Standards No. 123, "Accounting

Notes to Attributed Financial Information

(unaudited)

  for Stock-Based Compensation," ("Statement 123") to our options. Compensation expense for SARs and options with tandem SARs is the same under APB Optinion No. 25 and Statement 123. Accordingly, no pro forma adjustment for such awards is included in the following table (amounts in millions).

Interactive Group

Earnings from continuing operations	$298
Add stock-based compensation as determined under the intrinsic value method, net of taxes	1
Deduct stock-based compensation as determined under the fair value method, net of taxes	(24)

Pro forma earnings from continuing operations	$275

Capital Group

Loss from continuing operations	$(341)
Add stock-based compensation as determined under the intrinsic value method, net of taxes	1
Deduct stock-based compensation as determined under the fair value method, net of taxes	(18)

Pro forma loss from continuing operations	$(358)

(5)
We have accounted for income taxes for the Interactive Group and the Capital Group in the accompanying attributed financial information in a manner similar to a stand-alone company basis. To the extent this methodology differs from our tax sharing policy, differences have been reflected in the attributed net assets of the groups.

The Interactive Group's income tax benefit (expense) consists of:

	Years ended December 31,
	2007	2006	2005
	amounts in millions
Current:
Federal	$(280)	(305)	(259)
State and local	(64)	(57)	(69)
Foreign	(90)	(110)	(85)

	(434)	(472)	(413)

Deferred:
Federal	94	197	150
State and local	33	62	40
Foreign	1	3	(2)

	128	262	188

Income tax expense	$(306)	(210)	(225)

Notes to Attributed Financial Information

(unaudited)

The Interactive Group's income tax benefit (expense) differs from the amounts computed by applying the U.S. federal income tax rate of 35% as a result of the following:

	Years ended December 31,
	2007	2006	2005
	amounts in millions
Computed expected tax expense	$(262)	(283)	(183)
Change in estimated foreign and state tax rates	(6)	132	28
State and local income taxes, net of federal income taxes	(19)	(23)	(25)
Foreign taxes, net of foreign tax credits	(10)	(20)	(29)
Change in valuation allowance affecting tax expense	5	(14)	2
Minority interest	(10)	(12)	(12)
Disqualifying disposition of incentive stock options not deductible for book purposes	—	14	—
Other, net	(4)	(4)	(6)

Income tax expense	$(306)	(210)	(225)

The tax effects of temporary differences that give rise to significant portions of the Interactive Group's deferred tax assets and deferred tax liabilities are presented below:

	December 31,
	2007	2006
	amounts in millions
Deferred tax assets:
Net operating and capital loss carryforwards	$43	35
Accrued stock compensation	11	23
Other accrued liabilities	148	161
Deferred revenue	11	—
Other future deductible amounts	100	90

Deferred tax assets	313	309
Valuation allowance	(12)	(19)

Net deferred tax assets	301	290

Deferred tax liabilities:
Investments	594	884
Intangible assets	2,083	2,225
Other	145	79

Deferred tax liabilities	2,822	3,188

Net deferred tax liabilities	$2,521	2,898

Notes to Attributed Financial Information

(unaudited)

The Capital Group's income tax benefit (expense) consists of:

	Years ended December 31,
	2007	2006	2005
	amounts in millions
Current:
Federal	$253	(208)	159
State and local	(17)	(35)	(6)
Foreign	(3)	(2)	(3)

	233	(245)	150

Deferred:
Federal	(246)	165	69
State and local	(2)	37	132
Foreign	—	1	—

	(248)	203	201

Income tax benefit (expense)	$(15)	(42)	351

The Capital Group's income tax benefit (expense) differs from the amounts computed by applying the U.S. federal income tax rate of 35% as a result of the following:

	Years ended December 31,
	2007	2006	2005
	amounts in millions
Computed expected tax benefit (expense)	$(538)	(53)	242
Nontaxable exchange of investments for subsidiaries and cash	541	—	—
State and local income taxes, net of federal income taxes	(16)	(11)	32
Foreign taxes	9	—	(2)
Change in valuation allowance affecting tax expense	(14)	90	(42)
Change in estimated foreign and state tax rates	2	(2)	119
Impairment of goodwill not deductible for tax purposes	(11)	(39)	—
Disposition of nondeductible goodwill in sales transaction	—	(43)	—
Dividends received deduction	12	12	12
Other, net	—	4	(10)

Income tax benefit (expense)	$(15)	(42)	351

Notes to Attributed Financial Information

(unaudited)

The tax effects of temporary differences that give rise to significant portions of the Capital Group's deferred tax assets and deferred tax liabilities are presented below:

	December 31,
	2007	2006
	amounts in millions
Deferred tax assets:
Net operating and capital loss carryforwards	$272	435
Accrued stock compensation	79	56
Other accrued liabilities	58	53
Deferred revenue	305	231
Other future deductible amounts	53	27

Deferred tax assets	767	802
Valuation allowance	(51)	(28)

Net deferred tax assets	716	774

Deferred tax liabilities:
Investments	5,378	6,001
Intangible assets	201	137
Discount on exchangeable debentures	1,167	981
Other	—	290

Deferred tax liabilities	6,746	7,409

Net deferred tax liabilities	$6,030	6,635

(6)
The Liberty Interactive Stock and the Liberty Capital Stock have voting and conversion rights under our amended charter. Following is a summary of those rights. Holders of Series A common stock of each group are entitled to one vote per share, and holders of Series B common stock of each group are entitled to ten votes per share. Holders of Series C common stock of each group, if issued, will be entitled to 1/100th of a vote per share in certain limited cases and will otherwise not be entitled to vote. In general, holders of Series A and Series B common stock vote as a single class. In certain limited circumstances, the board may elect to seek the approval of the holders of only Series A and Series B Liberty Interactive Stock or the approval of the holders of only Series A and Series B Liberty Capital Stock.

At the option of the holder, each share of Series B common stock will be convertible into one share of Series A common stock of the same group. At the discretion of our board, Liberty Interactive Stock may be converted into Liberty Capital Stock at any time. In addition, following certain group dispositions and subject to certain limitations, Liberty Capital Stock may be converted into Liberty Interactive Stock, and Liberty Interactive Stock may be converted into Liberty Capital Stock.

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Unaudited Attributed Financial Information for Tracking Stock Groups
Notes to Attributed Financial Information (unaudited)